EXECUTION VERSION
SECOND AMENDMENT AGREEMENT
THIS SECOND AMENDMENT AGREEMENT (this “Agreement”), dated as of November 18, 2014, is entered into by and among EXTREME NETWORKS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders party to the Credit Agreement referenced below (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement (defined below) and used herein shall have the respective meanings given to such terms in the Credit Agreement.
RECITALS
A.    The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 31, 2013 (as amended, supplemented, restructured or otherwise modified prior to the date hereof, the “Credit Agreement”).
B.    The Borrower has requested that the Administrative Agent and the Required Lenders agree to amend the Credit Agreement in the manner described in Section 1 hereof.
C.    The Administrative Agent and the Required Lenders have agreed to so amend the Credit Agreement upon the terms and conditions set forth herein.
ACCORDINGLY, subject to the satisfaction of the conditions to effectiveness described in Section 2 of this Agreement, the parties hereto hereby agree as follows:
AGREEMENT
SECTION 1Amendment. With effect from and after the Effective Date, the Credit Agreement shall be amended as follows:
(a)    Section 7.1(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
(b)    Consolidated Quick Ratio. Permit the Consolidated Quick Ratio, determined as of the last day of any fiscal quarter period of the Borrower specified below, to be less than the ratio set forth below opposite such fiscal quarter period:

Fiscal Quarter Ending	Consolidated Quick Ratio
December 31, 2014 through September 30, 2015	1.00 to 1.00
December 31, 2015 and thereafter	1.15 to 1.00

(b)    Section 7.1(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(c)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, determined as of the last day of any fiscal quarter period of the Borrower specified below, to exceed the ratio set forth below opposite such fiscal quarter period:

Fiscal Quarter Ending	Consolidated Leverage Ratio
December 31, 2014 through September 30, 2015	3.00 to 1.00
December 31, 2015	2.75 to 1.00
March 31, 2016	2.50 to 1.00
June 30, 2016	2.25 to 1.00
September 30, 2016 and thereafter	2.00 to 1.00

(c)    Compliance Certificate. Attachment 3 to the Form of Compliance Certificate set forth at Exhibit B to the Credit Agreement shall be amended and restated in its entirety in the form attached as Exhibit B hereto.
(d)    Credit Agreement Schedule 1.1B. Schedule 1.1B to the Credit Agreement (Existing Letters of Credit) shall be amended and restated in its entirety in the form attached as Exhibit C hereto.
SECTION 2    Conditions of Effectiveness. The effectiveness of Section 1 of this Agreement shall be subject to the satisfaction of each of the following conditions precedent (the first date on which all such conditions shall be satisfied or waived, the “Effective Date”):
(a)    the Administrative Agent shall have received from the Borrower and each of the Required Lenders a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) counterpart of this Agreement;
(b)    the Administrative Agent shall have received from each Guarantor party thereto a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) signature page to the Guarantor Acknowledgment and Consent attached hereto as Exhibit A;
(c)    the Administrative Agent shall have received from the Borrower an amendment fee equal to 0.10% of the sum of (i) the aggregate amount of the Revolving Commitments of each of the Required Lenders that has executed this Agreement plus (ii) the aggregate principal amount of the outstanding Term Loans of each of the Required Lenders that has executed this Agreement, which amendment fee will be allocated by the Administrative Agent to such Required Lenders on a pro forma basis in accordance with the respective Commitments of such Required Lenders. Such amendment fee shall be fully earned on the date paid and shall not be refundable for any reason;
(d)    the Borrower shall have paid all costs and expenses of the Administrative Agent then due in accordance with Section 4(d) hereof and Section 10.5 of the Credit Agreement, to the extent such costs and expenses have been invoiced to the Borrower prior to the Effective Date ; and

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(e)    on the Effective Date, after giving effect to this Agreement, (i) the representations and warranties contained in Section 3 of this Agreement shall be true and correct and (ii) no Default or Event of Default shall have occurred and be continuing.
SECTION 3    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Required Lenders that:
(a)    no Default or Event of Default exists immediately before, and that no Default or Event of Default exists immediately after, giving effect to the amendments contemplated by Section 1 hereof;
(b)    the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action on the part of the Borrower and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;
(c)    this Agreement and the other Loan Documents constitute the legal, valid and binding obligations of each Loan Party party hereto or thereto, and are enforceable against each such Loan Party in accordance with their respective terms, without defense, counterclaim or offset, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and
(d)    each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof, as if made on and as of such date, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.
SECTION 4    Miscellaneous.
(a)    Credit Agreement Otherwise Not Affected. Except as expressly contemplated hereby, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Required Lenders’ execution and delivery of, or acceptance of, this Agreement shall not be deemed to create a course of dealing or otherwise to create any express or implied duty by the Administrative Agent or any such Lender to provide any other or further amendments under the same or similar circumstances in the future.
(b)    No Reliance. The Borrower hereby acknowledges and confirms to the Administrative Agent and the Required Lenders that it is executing this Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(c)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns permitted by the terms of the Loan Documents. No third party beneficiaries are intended in connection with this Agreement.
(d)    Costs and Expenses. The Borrower hereby agrees to pay to the Administrative Agent on demand the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the

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Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents to be delivered herewith.
(e)    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. This Agreement is subject to the provisions of Section 10.14 of the Credit Agreement relating to submission to jurisdiction, jury trial waiver and judicial reference, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.
(f)    Complete Agreement; Amendments. This Agreement, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.
(g)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.
(h)    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by PDF, facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.
(i)    Interpretation. This Agreement is the result of negotiations between and has been reviewed by respective counsel to the Borrower and the Guarantors and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any party merely because of it’s involvement in the preparation hereof.
(j)    Loan Document. This Agreement shall constitute a Loan Document.
(Remainder of page intentionally left blank; signature page follows)

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.
EXTREME NETWORKS, INC.,
as the Borrower

By:    /s/Allison Amadia
Name:        Allison Amadia

Title:	Vice President, General Counsel & Secretary

SILICON VALLEY BANK,
as Administrative Agent

By:    /s/Stephen Chang
Name:    Stephen Chang
Title:    Vice President

SILICON VALLEY BANK,
as a Lender, Swingline Lender
and Issuing Lender

By:    /s/Stephen Chang
Name:    Stephen Chang
Title:    Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:    /s/Thomas R. Sullivan
Name:    Thomas R. Sullivan
Title:    Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/Richard C. Brown
Name:    Richard C. Brown
Title:    Senior Vice President

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:    /s/Matthew Pennachio

Signature Page to Second Amendment Agreement

Name:    Matthew Pennachio
Title:    Director

Signature Page to Second Amendment Agreement

EXHIBIT A

GUARANTOR ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned, each a Guarantor with respect to the Secured Obligations of the Loan Parties to the Secured Parties under the terms of the Loan Documents, hereby:

(a)    acknowledges and consents to the execution, delivery and performance by the Borrower of the foregoing Agreement;

(b)    represents and warrants that the execution and delivery by it of this Guarantor Acknowledgement and Consent (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action, and (iii) do not require the consent, approval or authorization of any Person which has not been previously obtained; and

(c)    reaffirms and agrees that the Guarantee and Collateral Agreement as to which the undersigned is party, and all other Loan Documents and agreements executed and delivered by the undersigned to the Administrative Agent and/or the Lenders in connection with the Guarantee and Collateral Agreement, are in full force and effect without defense, offset or counterclaim and will so continue.

All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement (as defined in the Agreement) or in the other “Loan Documents” defined therein, as the context may require.

This Guarantor Acknowledgement and Consent shall constitute a Loan Document under the Credit Agreement.

IN WITNESS WHEREOF, each of the Guarantors named below has duly executed and delivered this Guarantor Acknowledgment and Consent as of the Effective Date specified in the Agreement.

EXTREME NETWORKS, INC.

By:    /s/Allison Amadia
Name:    Allison Amadia
Title: Vice President, General Counsel & Secretary

ENTERASYS NETWORKS, INC.

By:    /s/Allison Amadia
Name:    Allison Amadia
Title:Vice President & Secretary

Exhibit A to Second Amendment Agreement

EXHIBIT B

AMENDED AND RESTATED ATTACHMENT 3 TO FORM OF COMPLIANCE CERTIFICATE
SET FORTH AT EXHIBIT B TO THE CREDIT AGREEMENT

(Please see attached)

Exhibit B to Second Amendment Agreement

Attachment 3
to Compliance Certificate
Preliminary Note to Compliance Certificate Calculations
The information described in this Attachment 3 is as of [____________], [____] (the “Statement Date”), and, as applicable, pertains to the Subject Period defined below in respect of each Section of this Attachment 3.

I.
Section 7.1(a) — Consolidated Fixed Charge Coverage Ratio

The “Subject Period” specified in this Section I, and the amount of each of the financial performance measures specified in this Section I, shall be calculated as follows for purposes of testing the Borrower’s compliance with Section 7.1(a) as of the Statement Date: (i) for purposes of testing the Borrower’s compliance with Section 7.1(a) as of the last day of the first fiscal quarter of the Borrower ending after the Closing Date, each such financial performance measure shall mean an amount equal to the amount of such financial performance measure for the one fiscal quarter period then ended, multiplied by four, (ii) for purposes of testing the Borrower’s compliance with Section 7.1(a) as of the last day of the second fiscal quarter of the Borrower ending after the Closing Date, each such financial performance measure shall mean an amount equal to the amount of such financial performance measure for the two fiscal quarter period then ended, multiplied by two, (iii) for purposes of testing the Borrower’s compliance with Section 7.1(a) as of the last day of the third fiscal quarter of the Borrower ending after the Closing Date, each such financial performance measure shall mean an amount equal to the amount of such financial performance measure for the three fiscal quarter period then ended, multiplied by 1.33, and (iv) for purposes of testing the Borrower’s compliance with Section 7.1(a) as of or after the last day of the fourth fiscal quarter of the Borrower ending after the Closing Date, each such financial performance measure shall mean an amount equal to the amount of such financial performance measure for the four fiscal quarter period then ended.

	A.	Consolidated EBITDA for the Subject Period:

		1.	Consolidated Net Income for the Subject Period:	$___________

		2.	Consolidated Interest Expense for the Subject Period:	$___________

		3.	Provision for income taxes for the Subject Period:	$___________

		4.	Depreciation expenses for the Subject Period:	$___________

		5.	Amortization expenses for the Subject Period:	$___________

6.
fees and out-of-pocket transaction costs and expenses incurred during the Subject Period by the Loan Parties in connection with this Agreement, the other Loan Documents and the Acquisition, provided that the aggregate amount of all such fees, costs and expenses shall not exceed $3,900,000 for purposes of this definition:
$___________

Exhibit B to Second Amendment Agreement

7.
fees and out-of-pocket transaction costs and expenses incurred during the Subject Period by the Loan Parties in connection with Permitted Acquisitions (whether or not consummated), provided that the aggregate amount of all such fees, costs and expenses considered for purposes of this calculation shall not exceed (A) $1,250,000 with respect to any particular Permitted Acquisition and (B) $3,750,000 in the aggregate with respect to all Permitted Acquisitions undertaken during the term of this Agreement:
$___________

8.
Other cash and non-cash items reducing Consolidated Net Income during the Subject Period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) and approved by the Administrative Agent and/or the Required Lenders in writing as an “add-back” to Consolidated Net Income:
$___________

9.
Sum (without duplication) of the amounts of other non-cash items increasing Consolidated Net Income for the Subject Period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):
$___________

	10.	Interest income for the Subject Period:	$___________

	11.	Consolidated EBITDA for the Subject Period (Lines I.A.1+I.A.2+I.A.3+I.A.4+I.A.5+I.A.6+I.A.7+I.A.8 minus I.A.9 minus I.A.10):	$___________

B.	Portion of taxes based on income actually paid by the Borrower and its Subsidiaries in cash (net of any cash refunds received) during the Subject Period:		$___________

C.	Consolidated Capital Expenditures for the Subject Period (excluding the principal amount funded with the Loans) incurred in connection with such expenditures:		$___________

D.	Consolidated Fixed Charges for the Subject Period:

	1.	Consolidated Interest Expense for the Subject Period:	$___________

2.
Scheduled payments made during the Subject Period by the Borrower and its consolidated Subsidiaries on account of principal of Indebtedness of the Borrower and its Subsidiaries (including scheduled principal payments of Term Loans but excluding Loans under the Revolving Commitments to the extent the Borrower has the right to continue or convert such Loans pursuant to Section 2.13 of the Credit Agreement):
$___________

	3.	Consolidated Fixed Charges for the Subject Period (Lines I.D.1+I.D.2) (without duplication):	$___________

E.	Consolidated Fixed Charge Coverage Ratio for the Subject Period (ratio of Lines (I.A.11 minus I.B minus I.C.) to I.D.3):		_____ to 1.00

	Minimum required:		1.25 to 1.00

Exhibit B to Second Amendment Agreement

Covenant compliance:	Yes 	No 

Exhibit B to Second Amendment Agreement

II.	Section 7.1(b) — Consolidated Quick Ratio

	A.	Consolidated Quick Assets for the Statement Date

1.
All unrestricted cash, Cash Equivalents and other Investments made in accordance with Section 7.8(b)(ii) (i) that are maintained in Deposit Accounts or Securities Accounts subject to a Control Agreement in favor of the Administrative Agent (for the ratable benefit of the Secured Parties), and (ii) that would appear on a consolidated balance sheet of the Borrower prepared as of the Statement Date in accordance with GAAP:
$___________

		2.	All net accounts receivable that would appear on a consolidated balance sheet of the Borrower prepared as of the Statement Date prepared in accordance with GAAP:	$___________

		3.	Consolidated Quick Assets as of the Statement Date (Lines II.A.1+II.A.2):	$___________

	B.	Consolidated Current Liabilities as of the Statement Date:		$___________

1.
All amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the Statement Date:
$___________

		2.	Aggregate amount of all L/C Disbursements outstanding as of the Statement Date:	$___________

		3.	Aggregate amount of all Revolving Loans outstanding as of the Statement Date:	$___________

		4.	Aggregate face amount of each undrawn Letter of Credit outstanding as of the Statement Date:	$___________

		5.	Amount equal to the current portion of the Term Loan as of the Statement Date:	$___________

		6.	Consolidated Current Liabilities as of the Statement Date (Lines II.B.1+II.B.2+II.B.3+II.B.4+II.B.5):	$___________

	C.	Aggregate amount of Deferred Revenue of the Borrower as of the Statement Date (to the extent included in Consolidated Current Liabilities as of such date):		$___________

	D.	Consolidated Quick Ratio for the Statement Date (ratio of Line II.A.3 to sum of II.B.6 minus II.C):		____ to 1.00

Exhibit B to Second Amendment Agreement

Minimum required (from table below taken from Section 7.1(b) of the Credit Agreement):		____ to 1.00

Covenant compliance:	Yes 	No 

Exhibit B to Second Amendment Agreement

III.
Section 7.1(c); Applicable Margin; Commitment Fee Rate — Consolidated Leverage Ratio

The “Subject Period” specified in this Section III, and the amount of Consolidated EBITDA specified in this Section III, shall be calculated as follows for purposes of testing the Borrower’s compliance with Section 7.1(c) as of the Statement Date: (i) for purposes of testing the Borrower’s compliance with Section 7.1(c) as of the last day of the first fiscal quarter of the Borrower ending after the Closing Date, Consolidated EBITDA measure shall mean an amount equal to the amount of Consolidated EBITDA for the one fiscal quarter period then ended, multiplied by four, (ii) for purposes of testing the Borrower’s compliance with Section 7.1(c) as of the last day of the second fiscal quarter of the Borrower ending after the Closing Date, Consolidated EBITDA shall mean an amount equal to the amount of Consolidated EBITDA for the two fiscal quarter period then ended, multiplied by two, (iii) for purposes of testing the Borrower’s compliance with Section 7.1(c) as of the last day of the third fiscal quarter of the Borrower ending after the Closing Date, Consolidated EBITDA shall mean an amount equal to Consolidated EBITDA for the three fiscal quarter period then ended, multiplied by 1.33, and (iv) for purposes of testing the Borrower’s compliance with Section 7.1(c) as of or after the last day of the fourth fiscal quarter of the Borrower ending after the Closing Date, Consolidated EBITDA shall mean an amount equal to Consolidated EBITDA for the four fiscal quarter period then ended

	A.	Consolidated Total Indebtedness as of the Statement Date:		$___________

	B.	Consolidated EBITDA for the Subject Period (Line I.A.11):		$___________

	C.	Consolidated Leverage Ratio (ratio of Line III.A to III.B):		_____ to 1.00

		Maximum permitted for purposes of Section 7.1(c) of the Credit Agreement (see table from Section 7.1(c) of the Credit Agreement appearing below):		_____ to 1.00

		Covenant compliance:	Yes 	No 

Exhibit B to Second Amendment Agreement

EXHIBIT C

AMENDED AND RESTATED SCHEDULE 1.1B OF CREDIT AGREEMENT

SCHEDULE 1.1B
EXISTING LETTERS OF CREDIT

Letter of Credit Number	Issuance Date	Expiration Date	Beneficiary	Stated Amount

SVBSF008949	4/10/2014	4/10/2015	EIP Northeastern Boulevard, LLC	$852,831.00
SVBSF002600	12/19/2003	2/15/2015	Employment Development Department State of California	$123,800.00

Exhibit C to Second Amendment Agreement